EXHIBIT 10.81

This exhibit contains forms of agreements used by the company to grant time-based restricted stock awards to its executive officers under the company’s 2005 Stock Incentive Plan. Readers should note that these are forms of agreement only and particular agreements with executive officers and directors may contain terms that differ but not in material respects.

CSG SYSTEMS INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Name of Grantee (the “Grantee):

Date of Restricted Stock Award (the “Award Date”):

Number of Shares Covered by Restricted Stock Award (the “Award Shares”):

This Restricted Stock Award Agreement (this “Agreement”) is entered into as of the Date of Restricted Stock Award set forth above (the “Award Date”) by and between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Company”), and the Grantee named above (the “Grantee”).

* * *

WHEREAS, the Company has adopted an Amended and Restated 2005 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, as of the Award Date the Company granted to Grantee a Restricted Stock Award (the “Award”) covering the number of shares of the Common Stock of the Company (the “Common Stock”) set forth above (the “Award Shares”) and is executing this Agreement with Grantee for the purpose of setting forth the terms and conditions of the Award;

NOW, THEREFORE, in consideration of the premises and the covenants and conditions contained herein, the Company and Grantee agree as follows:

1. Award of Restricted Shares.

(a)
The Company hereby confirms the grant of the Award to Grantee as of the Award Date. The Award is subject to all of the terms and conditions of this Agreement.

(b)
Promptly after the execution of this Agreement, the Company will cause the transfer agent for the Common Stock (the “Transfer Agent”) to (i) either establish a separate account in its records in the name of Grantee (the “Restricted Stock Account”) and credit the Award Shares to the Restricted Stock Account as of the Award Date or credit the Award Shares to a previously existing Restricted Stock Account of Grantee as of the Award Date and confirm such actions to Grantee in writing.

2. Vesting of Award Shares.

(a)
XXXXX (XX%) of the Award Shares (rounded to the nearest whole number automatically will vest in Grantee on each of the first XXXXX (X) anniversaries of the Award Date (each such anniversary being referred to in this Agreement as a “Vesting Date”); provided, however, that no Award Shares shall vest in Grantee on a particular Vesting Date unless

Grantee has been continuously employed by the Company from the Award Date until such Vesting Date.

(b)
Upon the termination of Grantee’s employment with the Company or a Subsidiary by reason of Grantee’s death, all of the Award Shares that have not previously vested under Section 2(a) or been forfeited under Section 3 will immediately vest on the date of Grantee’s death.

(c)
In determining the existence of continuous employment of Grantee by the Company or the existence of an employer-employee relationship between Grantee and the Company for purposes of this Agreement, the term “Company” shall include a Subsidiary (as defined in the Plan); and neither a transfer of Grantee from the employ of the Company to the employ of a Subsidiary nor the transfer of Grantee from the employ of a Subsidiary to the employ of the Company or another Subsidiary shall be deemed to be a Termination of Employment of Grantee.

(d)
After Grantee has become vested in any of the Award Shares and, if applicable, after the cancellation of certain of the Award Shares as provided for in Section 12(b) has occurred, the Company will instruct the Transfer Agent to remove all restrictions on the transfer, assignment, pledge, encumbrance, or other disposition of the then remaining vested Award Shares in the Restricted Stock Account. Grantee thereafter may dispose of such remaining vested Award Shares in Grantee’s sole discretion, subject to compliance with securities and other applicable laws and Company policies with respect to dispositions of Company stock, and may request the Transfer Agent to issue a certificate for such remaining vested Award Shares in Grantee’s name free of any restrictions. In the event of Grantee’s death, the Company will instruct the Transfer Agent to transfer the Award Shares that become vested upon Grantee’s death to Grantee’s estate as soon as administratively practicable following Grantee’s death.

3. Cancellation of Unvested Award Shares.

Subject to the provisions of any then existing employment agreement between the Company and Grantee or any severance plan in which Grantee is a participant, upon a Termination of Employment of Grantee for any reason other than the death of Grantee, all of the rights and interests of Grantee in any of the Award Shares which have not vested in Grantee pursuant to Section 2 prior to such Termination of Employment of Grantee automatically shall completely and forever terminate; and, at the direction of the Company, the Transfer Agent shall remove from the Restricted Stock Account and cancel all of such unvested Award Shares. For purposes of this Agreement, a “Termination of Employment” means the last day that Grantee is actively performing services in an employer-employee relationship for the Company or a Subsidiary, without regard to the reason for Grantee’s cessation of service (with the exception of Grantee’s death) and without regard to any advance notice period as may be otherwise provided under local law.

4. Employment.

Nothing contained in this Agreement (i) obligates the Company or a Subsidiary to continue to employ Grantee in any capacity whatsoever or (ii) prohibits or restricts the Company or a Subsidiary from terminating the employment of Grantee at any time or for any reason whatsoever. In the event of a Termination of Employment of Grantee, Grantee shall have only the rights set forth in this Agreement with respect to the Award Shares.

5. Dividends and Changes in Capitalization.

If at any time that any of the Award Shares have not vested in Grantee the Company declares or pays any ordinary cash dividend, any non-cash dividend of securities or other property or rights to acquire securities or other property, any liquidating dividend of cash or property, or any stock dividend or there occurs any stock split or other change in the character or amount of any of the outstanding securities of the Company, then in such event any and all cash and new, substituted, or additional securities or other property relating or attributable to those unvested Award Shares immediately and automatically will become subject to this Agreement, will be delivered to the Transfer Agent or to an independent Escrow Agent selected by the Company to be held by the Transfer Agent or such Escrow Agent pursuant to the terms of this Agreement (including but not limited to the provisions of Sections 2, 3, and 8), and will have the same status with respect to vesting and transfer as the unvested Award Shares upon which such dividend was paid or with respect to which such new, substituted, or additional securities or other property was distributed. No interest will accrue on any cash or cash equivalents received by the Transfer Agent or such Escrow Agent pursuant to the first sentence of this Section 5. Grantee and the Company agree that the provisions of this Section 5 amend, supersede and/or replace any conflicting provisions contained in any Restricted Stock Award Agreements between the Company and Grantee covering Restricted Stock Awards previously granted to Grantee by the Company.

6. Representations of Grantee.

Grantee hereby represents and warrants to the Company as follows:

(a)
Grantee had full legal power, authority, and capacity to execute and deliver this Agreement and to perform Grantee’s obligations under this Agreement; and this Agreement is a valid and binding obligation of Grantee, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)
Grantee is aware of the public availability on the Internet at www.sec.gov of the Company’s periodic and other filings made with the United States Securities and Exchange Commission.

7. Representations and Warranties of the Company.

The Company hereby represents and warrants to Grantee as follows:

(a)
The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has all requisite corporate power and authority to enter into this Agreement, to issue the Award Shares to Grantee, and to perform its obligations under this Agreement.

(b)
The execution and delivery of this Agreement by the Company have been duly and validly authorized; and all necessary corporate action has been taken to make this Agreement a valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforcement of this Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)
When issued to Grantee as provided for in this Agreement, the Award Shares will be duly and validly issued, fully paid, and non-assessable.

8. Restriction on Sale or Transfer of Award Shares.

None of the Award Shares that have not vested in Grantee pursuant to Section 2 (and no beneficial interest in any of such Award Shares) may be sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in any way (including a transfer by operation of law); and any attempt to make any such sale, transfer, assignment, pledge, encumbrance, or other disposition shall be null and void and of no effect.

9. Enforcement.

The Company and Grantee acknowledge that the Company’s remedy at law for any breach or violation or attempted breach or violation of the provisions of Section 8 will be inadequate and that, in the event of any such breach or violation or attempted breach or violation, the Company shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which the Company may be entitled.

10. Violation of Transfer Provisions.

Neither the Company nor the Transfer Agent shall be required to transfer on the stock records of the Company maintained by either of them any Award Shares which have been sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in violation of any of the provisions of this Agreement or to treat as the owner of such Award Shares or accord the right to vote or receive dividends to any purported transferee or pledgee to whom such Award Shares shall have been so sold, transferred, assigned, pledged, encumbered, or otherwise disposed of in violation of any of the provisions of this Agreement.

11. Section 83(b) Election.

Grantee shall have the right to make an election pursuant to Treasury Regulation

§ 1.83-2 with respect to the Award Shares and, if Grantee makes such election, promptly will furnish to the Company a copy of the form of election Grantee has filed with the Internal Revenue Service for such purpose and evidence that such an election has been made in a timely manner.

12. Withholding.

(a)
Upon Grantee’s making of the election referred to in Section 11 with respect to any of the Award Shares, Grantee shall pay to or provide for the payment to or withholding by the Company of all amounts which the Company is required to withhold from Grantee’s compensation for federal, state, or local tax purposes by reason of or in connection with such election. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor the Transfer Agent shall be obligated to release from the Restricted Stock Account any of the Award Shares with respect to which Grantee has made such election and which have vested in Grantee until Grantee’s obligations under this Section 12 have been satisfied.

(b)
Upon the vesting in Grantee of any of the Award Shares as to which the election referred to in Section 11 was not made by Grantee, the Company shall compute as of the applicable vesting date the amounts which the Company is required to withhold from Grantee’s compensation for federal, state, or local tax purposes by reason of or in connection with such vesting, based upon the Fair Market Value (as defined in the Plan) of such Award Shares. After making such computation, the Company shall direct the Transfer Agent to remove from the Restricted Stock Account and cancel that number of the Award Shares whose Fair Market Value (as defined in the Plan) as of the applicable vesting date is equal to the aggregate of such amounts required to be withheld by the Company; provided, that for such purpose the number of Award Shares to be removed from the Restricted Stock Account and cancelled shall be rounded up to the nearest whole Award Share. After the actions prescribed by the preceding provisions of this Section 12(b) have been taken, the Company when required by law to do so shall pay to the applicable tax authorities in cash the amounts required to have been withheld from Grantee’s compensation by reason of or in connection with the vesting referred to in the first sentence of this Section 12(b), with any excess amount resulting from such rounding being treated as federal income tax withholding; and Grantee shall have (i) no further obligation with respect to such amounts required to be withheld and (ii) no further rights or interests in the Award Shares withdrawn from the Restricted Stock Account and cancelled pursuant to this Section 12(b), unless the Company has miscomputed such amounts or the number of such Award Shares.

13. Voting and Other Stockholder Rights.

Grantee shall have the right to vote with respect to all of the Award Shares which are outstanding and credited to the Restricted Stock Account as of a record date for determining stockholders of the Company entitled to vote, whether or not such Award Shares are vested in Grantee as of such record date. Except as expressly limited or restricted by this Agreement and except as otherwise provided in this Agreement, Grantee shall have all of the other rights of a stockholder of the Company with respect to all of the Award Shares which are outstanding and credited to the Restricted Stock Account at a particular time, whether or not such Award Shares are vested in Grantee at such time.

14. Application of Plan.

The relevant provisions of the Plan relating to Restricted Stock Awards and the authority of the Committee under the Plan shall be applicable to this Agreement to the extent that this Agreement does not otherwise expressly address the subject matter of such provisions.

15. General Provisions.

(a)
No Assignments. Grantee may not sell, transfer, assign, pledge, encumber, or otherwise dispose of any of Grantee’s rights or obligations under this Agreement without the prior written consent of the Company; and any such attempted sale, transfer, assignment, pledge, encumbrance, or other disposition shall be void.

(b)
Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon personal delivery to the person for whom such item is intended (including by a reputable overnight delivery service which shall be deemed to have effected personal delivery) or upon deposit, postage prepaid, registered or certified mail, return receipt requested, in the United States mail as follows:

i.
if to Grantee, addressed to Grantee at Grantee’s address shown on the stockholder records maintained by the Transfer Agent or at such other address as Grantee may specify by written notice to the Transfer Agent, or

ii.
if to the Company, addressed to the Chief Financial Officer of the Company at the principal office of the Company or at such other address as the Company may specify by written notice to Grantee.

Each such notice, request, consent, and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, five (5) business days after deposit as described above. An address for purposes of this Section 15(b) may be changed by giving written notice of such change in the manner provided in this Section 15(b) for giving notice. Unless and until such written notice is received, the addresses referred to in this Section 15(b) shall be deemed to continue in effect for all purposes of this Agreement.

(c)
Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.

(d)
Severability. The Company and Grantee agree that the provisions of this Agreement are reasonable and shall be binding and enforceable in accordance with their terms and, in any event, that the provisions of this Agreement shall be enforced to the fullest extent permitted by law. If any provision of this Agreement for any reason shall be adjudged to be unenforceable or invalid, then such unenforceable or invalid provision shall not affect the enforceability or validity of the remaining provisions of this Agreement, and the Company and Grantee agree to replace such unenforceable or invalid provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid provision.

(e)
Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, personal representatives,

successors, and assigns of the Company and the Grantee; provided, that the provisions of this Section 15(e) shall not authorize any action by Grantee which is prohibited by this Agreement.

(f)
Modification, Amendment, and Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or Grantee unless such modification, amendment, or waiver (i) is in writing, (ii) is signed by the party sought to be bound by such modification, amendment, or waiver, (iii) states that it is intended to modify, amend, or waive a specific provision of this Agreement, and (iv) in the case of the Company, has been authorized by the Committee. However, Grantee acknowledges and agrees that the Committee, in the exercise of its sole discretion and without Grantee’s consent, may modify or amend this Agreement in any manner and delay either the payment of any amounts payable pursuant to this Agreement or the release of any Award Shares which have vested pursuant to this Agreement to the minimum extent necessary to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations thereunder; and the Company will provide Grantee with notice of any such modification or amendment. The failure of the Company or Grantee at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of the Company or Grantee thereafter to enforce each and every provision of this Agreement in accordance with its terms

(g)
Integration. This Agreement constitutes the entire agreement of the Company and Grantee with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, and agreements, written or oral, with respect to such subject matter.

(h)
Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(i)
Counterparts. This Agreement may be executed in counterparts with the same effect as if both the Company and Grantee had signed the same document. All such counterparts shall be deemed to be an original, shall be construed together, and shall constitute one and the same instrument.

(j)
Further Assurances. The Company and Grantee agree to use their best efforts and act in good faith in carrying out their obligations under this Agreement. The Company and Grantee also agree to execute and deliver such additional documents and to take such further actions as reasonably may be necessary or desirable to carry out the purposes and intent of this Agreement.

16. Consent to Collection, Processing and Transfer of Personal Data.

The Company hereby notifies Grantee of the following in relation to Grantee’s personal data and the collection, processing and transfer of such data in relation to the grant of the Award and Grantee’s participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of Grantee’s personal data is necessary for the Company’s administration of the Plan and Grantee’s participation in the Plan, and Grantee’s denial and/or objection to the collection, processing and transfer of personal data may affect Grantee’s ability to participate in the Plan. As such, Grantee voluntarily acknowledges, consents and agrees

(where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

The Company holds certain personal information about Grantee, including (but not limited to) Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by Grantee or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in Grantee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for Grantee’s participation in the Plan.

The Company will transfer Data as necessary for the purpose of implementation, administration and management of Grantee’s participation in the Plan, and the Company may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. Grantee hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on Grantee’s behalf to a broker or other third party with whom Grantee may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

Grantee may, at any time, exercise Grantee’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and Grantee’s participation in the Plan. Grantee may seek to exercise these rights by contacting Grantee’s local HR manager.

17. Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to the Award or other awards granted to Grantee under the Plan by electronic means. Grantee hereby consents to receive such documents be electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

IN WITNESS WHEREOF, the Company and Grantee have executed this Restricted Stock Award Agreement on the dates set forth below, effective on the Award Date.

COMPANY:	GRANTEE:
CSG SYSTEMS INTERNATIONAL, INC.,
a Delaware corporation
By: ______________________________
Title: ______________________________	Date: ______________________________
Date: ______________________________